Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-165106 of PBG 401(k) Program on Form S-8 of our report dated June 24, 2010, appearing in this Annual Report on Form 11-K of PBG 401(k) Program for the year ended December 31, 2009.

/s/ J.H. Cohn LLP

Roseland, New Jersey

June 24, 2010